Exhibit 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation by reference in this Form S-3 registration statement covering the registration of up to 69,200 shares of common stock, of our report dated March 29, 2002 included in 21st Century Holding Company's Form 10-K for the year ended December 31, 2003 and to all references to our Firm included in this registration statement.


                      MCKEAN, PAUL, CHRYCY, FLETCHER & Co.

Miami, Florida,
November 1, 2004.